Exhibit 99.1

FOR IMMEDIATE RELEASE
August 11, 2015	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q3 RESULTS
Total Revenues +73% with Restaurant Level Operating Profit +80% *
Adjusted EBITDA +146% *
Conference Call Wednesday, August 12, 2015, at 9:00 a.m. MST/11:00 EST

(LAKEWOOD, CO) Good Times Restaurants Inc. (GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the third fiscal quarter ended June 30, 2015.

Key highlights of the Company’s financial results vs prior year include:

•	Same store sales for company-owned Good Times restaurants increased 4.8% for the quarter on top of last year’s increase of 12.5%, the twenty-first consecutive quarter of increasing same store sales

•	Same store sales for company-owned Bad Daddy’s restaurants increased 9.5% for the quarter, which includes results for the full quarter for restaurants acquired on May 7

•	Total revenues increased 73% to $12,937,000

•	Restaurant Level Operating Profit, a non-GAAP measure) for Good Times restaurants increased $88,000 or 6.2% over last year during the quarter *

•
Sales for the Bad Daddy’s restaurants, including the results of operations for the Bad Daddy’s restaurants acquired on May 7, 2015 were $5,099,000 and Bad Daddy’s Restaurant Level Operating Profit (a non-GAAP measure) was $983,000 or 19.3% as a percent of sales *

•	Total Restaurant Level Operating Profit (a non-GAAP measure) increased 80% to $2,549,000 *

•	Non-recurring acquisition costs were $365,000 during the quarter

•
Net Income for the quarter was $107,000 versus $162,000 last year, including an increase in preopen expenses of $76,000, an increase in general and administrative expenses of $467,000 from last year and a total of $365,000 in one-time acquisition costs related to the acquisition of Bad Daddy’s International

•	Adjusted EBITDA (a non-GAAP measure) increased 146% to $1.2 million from $500,000 *

•	The Company ended the quarter with $15.2 million in cash

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Boyd Hoback, President & CEO said “We have set the stage for accelerated development through the acquisition of Bad Daddy’s International (BDI) and we now have two brands that are both performing exceptionally well, with the results from operations exceeding our expectations so far.  While we still have work to do completing the integration of BDI, we have a good pipeline of new sites for fiscal 2016 with three under construction and one more set to begin next month.   We anticipate that we will approximately double the number of company operated Bad Daddy’s by the end of 2016 with our longer term unit growth target of 40% over the following few years.”

Hoback added “Our three year compound same store sales increases at Good Times were 34.8% for the quarter, which we are obviously thrilled with.  We had one store closed for a complete remodel for 6 ½ weeks during the quarter.   We rolled out Housemade Pickles and Fried Pickles in August, our breakfast sales continue to grow by 10 to 15% over the prior year each month and we are on track with our remodeling of older stores, all of which will hopefully continue our sales growth.”

On May 7, 2015, the Company reported that it had successfully completed a public offering of 2,783,810 shares of common stock, which included the full exercise of the underwriters’ over-allotment option, at $8.15 per share for net proceeds, after deducting underwriting discounts and commissions and offering expenses, of approximately $20.6 million.  Simultaneously and using the proceeds of the common stock offering, Good Times closed the purchase of all of the ownership interests in Bad Daddy’s International, LLC, which owns the Bad Daddy’s Burger Bar concept and ownership interests in seven Bad Daddy’s Burger Bar restaurants, for a total purchase price of $21.5 million consisting of $19 million of cash and a promissory note in the amount of $2.5 million.

Fiscal 2015 and Preliminary 2016 Outlook: The Company issued expectations for its fourth quarter of fiscal 2015 with sales of approximately $14 million and Adjusted EBITDA* of $900,000 to $1 million including approximately $375,000 of preopening expense and for its full fiscal 2015 year sales of approximately $43 million and $2.4 to $2.5 million of Adjusted EBITDA* including approximately $950,000 of preopening expense.

The Company currently anticipates the following for fiscal 2016:

•	Total revenues of $68 million to $73 million
•	Two new Good Times restaurants
•	8 to 10 new Bad Daddy’s restaurants
•	Total Adjusted EBITDA* of $4.8 million to $5.5 million including approximately $2.5 million of preopening expense.

Conference Call: Management will host a conference call to discuss its third quarter of fiscal 2015 financial results on Wednesday, August 12, 2015 at 9:00 a.m. Mountain/11:00 a.m. Eastern Time.  Hosting the call will be Boyd Hoback, President and Chief Executive Officer, Jim Zielke, Chief Financial Officer and Susan Knutson, Controller.

The conference call can be accessed live over the phone by dialing (866) 209-0088.  The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor Homepage “Events & Presentations” section. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, in its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, fresh cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises 38 restaurants.

GTIM owns and operates Bad Daddy’s Burger Bar restaurants.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base.

Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K/A for the fiscal year ended September 30, 2014 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

INVESTOR RELATIONS CONTACTS:
Good Times Restaurants Inc.
Boyd E. Hoback, President and CEO, (303) 384-1411	Jim Zielke, Chief Financial Officer (303) 384-1432
Christi Pennington (303) 384-1440	Mike Porter, Porter, LeVay & Rose (212) 564-4700

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
Statement of Operations	2015	2014	2015	2014
Net Revenues:
Restaurant sales	$12,772	$7,391	$29,165	$19,226
Franchise revenues	165	109	342	275
Total net revenues	12,937	7,500	29,507	19,501

Restaurant Operating Costs:
Food and packaging costs	4,137	2,497	9,760	6,472
Payroll and other employee benefit costs	4,107	2,319	9,553	6,283
Restaurant occupancy costs	908	600	2,314	1,744
Other restaurant operating costs	1,095	566	2,483	1,538
New store preopening costs	156	80	578	449
Depreciation and amortization	351	167	813	448
Total restaurant operating costs	10,754	6,229	25,501	16,934

General and administrative costs	1,114	647	2,876	1,894
Advertising costs	343	292	898	779
Acquisition costs	365	0	562	0
Franchise costs	32	22	85	64
Gain on disposal of restaurants and equipment	(7)	(6)	(19)	(18)
Income (Loss) from Operations	336	316	(396)	(152)

Other Income (Expenses):
Interest expense, net	(21)	2	(22)	5
Other expense	(2)	(2)	(5)	(8)
Affiliate investment income (loss)	(18)	(44)	(5)	(157)
Total other income (expenses), net	(41)	(43)	(32)	(160)
Net Income (Loss)	$295	$272	$(428)	$(312)
Income attributable to non-controlling interest	(188)	(110)	(311)	(229)
Net Income (Loss) attributable to Good Times Restaurants Inc.	$107	$162	$(739)	$(541)
Preferred stock dividends	0	0	0	59
Net Income (Loss) attributable to common shareholders	$107	$162	$(739)	$(600)

Basic and diluted income (loss) per share:
Net income (loss) loss attributable to common shareholders	$0.01	$0.02	$(0.07)	$(0.11)

Weighted Average Common Shares Outstanding:
Basic	11,144	6,870	9,924	5,649
Diluted	11,535	7,376	9,924	5,649

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	June 30,	September 30,
Balance Sheet Data	2015	2014
	(In thousands)
Cash & cash equivalents	$15,187	$9,894
Current assets	16,130	10,391
Property and Equipment, net	11,447	5,754
Other assets	19,299	736
Total assets	$46,876	$16,881

Current liabilities, including capital lease obligations and long-term debt due within one year	6,031	2,550
Long-term debt due after one year	1,135	177
Capital lease obligations due after one year	18	42
Other liabilities	1,494	791
Total liabilities	$8,678	$3,560
Stockholders’ equity	$38,198	$13,321

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	Three Months Ended June 30,				Three Months Ended June 30,				Three Months Ended June 30,
	2015		2014		2015		2014		2015	2014
Restaurant Sales	$7,673	100.0%	$7,003	100.0%	$5,099	100%	$388	100.0%	$12,772	$7,391
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,522	32.9%	2,357	33.7%	1,615	31.7%	140	36.1%	4,137	2,497
Payroll and other employee benefit costs	2,347	30.6%	2,107	30.1%	1,760	34.5%	212	54.6%	4,107	2,319
Restaurant occupancy costs	640	8.3%	558	8.0%	268	5.3%	42	10.8%	908	601
Other restaurant operating costs	598	7.8%	507	7.2%	473	9.3%	47	12.1%	1,071	554
Restaurant-level operating profit	$1,566	20.4%	$1,474	21.0%	$983	19.3%	$(53)	(13.7%)	2,549	1,421

Franchise royalty income and (expense)									141	97

Deduct - Other operating:
Depreciation and amortization									351	167
General and administrative									1,114	647
Advertising costs									343	292
Acquisition costs									365	0
Franchise costs									32	22
Gain on disposal of restaurants and equipment									(7)	(6)
Preopening costs									156	80
Total other operating									$2,354	$1,202

Income from Operations									$336	$316

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	Nine Months Ended June 30,				Nine Months Ended June 30,				Nine Months Ended June 30,
	2015		2014		2015		2014		2015	2014
Restaurant Sales	$20,805	100.0%	$18,630	100.0%	$8,360	100%	$596	100.0%	$29,165	$19,226
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	7,102	34.1%	6,252	33.6%	2,658	31.8%	221	37.1%	9,760	6,472
Payroll and other employee benefit costs	6,520	31.3%	5,937	31.9%	3,033	36.3%	346	58.1%	9,553	6,283
Restaurant occupancy costs	1,842	8.9%	1,672	9.0%	472	5.6%	72	12.1%	2,314	1,744
Other restaurant operating costs	1,625	7.8%	1,443	7.7%	736	8.8%	76	12.8%	2,361	1,520
Restaurant-level operating profit	$3,716	17.9%	$3,326	17.9%	$1,461	17.5%	$(119)	(20.0%)	5,177	3,207

Franchise royalty income and (expense)									220	257

Deduct - Other operating:
Depreciation and amortization									813	448
General and administrative									2,876	1,894
Advertising costs									898	779
Acquisition costs									562	0
Franchise costs									85	64
Gain on disposal of restaurants and equipment									(19)	(18)
Preopening costs									578	449
Total other operating									$5,793	$3,616

Loss from Operations									$(396)	$(152)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation.  The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the three and nine months ended June 30, 2015 and June 30, 2014, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)

Good Times Restaurants Inc.
	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Net income (loss) as reported	$107	$162	$(739)	$(541)

Adjustments to net loss:
Interest expense (income), net	21	(2)	22	(5)
Depreciation and amortization	374	180	868	482
Affiliate investment loss (income)	18	44	5	157
Preopening expense	156	80	578	449
Non-cash stock based compensation	165	33	317	97
Non-recurring acquisition costs	365	0	562	0
GAAP rent in excess of cash rent	28	8	65	22
Non-cash disposal of assets	(6)	(6)	(19)	(19)
Adjusted EBITDA	$1,228	$499	$1,659	$642

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.